Exhibit 99.1

EXPEDIA GROUP ACQUIRES LIBERTY EXPEDIA HOLDINGS

BELLEVUE, Wash. and ENGLEWOOD, Colorado, July 26, 2019 – Expedia Group, Inc. (NASDAQ: EXPE) (“Expedia Group”) and Liberty Expedia Holdings, Inc. (NASDAQ: LEXEA, LEXEB) (“Liberty Expedia”) today announced that Expedia Group closed its acquisition of Liberty Expedia in an all-stock transaction.

In connection with the transaction, Barry Diller, Chairman and Senior Executive of Expedia Group, and his family foundation, exchanged shares of common stock of Expedia Group for shares of Expedia Group Class B common stock held by Liberty Expedia. Mr. Diller and his family foundation remain the largest voting shareholder of Expedia Group, owning shares representing approximately 28% of the total voting power of Expedia Group. Following the close of the transaction, Expedia Group will reduce its share count by approximately 3.1 million shares and will no longer be a controlled company under applicable NASDAQ rules.

As a result of the transaction, the Bodybuilding.com operating business is now wholly-owned by Expedia Group. Liberty Expedia common stock will no longer be traded on NASDAQ effective immediately. In connection with the closing, the Liberty Expedia nominees to the Expedia Group Board of Directors have stepped down.

“This road, frequently travelled since 1994, between me, John Malone, and Liberty Media, has produced much success, none of which could have been possible without Dr. Malone’s encouragement and support,” said Barry Diller. “While the formal partnership ends with this transaction, my gratitude to John and Liberty will never end for giving me the opportunity to begin the journey.”

“We’re very pleased to have reached this milestone in our relationship with Liberty Expedia,” said Mark Okerstrom, President and Chief Executive Officer, Expedia Group. “Our primary goal in working with our partners at Liberty Expedia on this transaction was to create shareholder value by simplifying our corporate and governance structure and effecting a meaningful reduction in our share count. We are grateful for Liberty’s partnership over the years and look forward to continued momentum as the world’s travel platform.”

About Expedia Group
Expedia Group (NASDAQ: EXPE) is the world’s travel platform. We help knock down the barriers to travel, making it easier, more enjoyable, more attainable and more accessible. We are here to bring the world within reach for customers and partners around the globe. We leverage our platform and technology capabilities across an extensive portfolio of businesses and brands to orchestrate the movement of people and the delivery of travel experiences on both a local and global basis. Our family of travel brands includes: Brand Expedia®, Hotels.com®, Expedia® Partner Solutions, Vrbo®, Egencia®, trivago®, HomeAway®, Orbitz®, Travelocity®, Hotwire®, Wotif®, ebookers®, CheapTickets®, Expedia Group™ Media Solutions, Expedia Local Expert®, CarRentals.com™, Expedia® CruiseShipCenters®, Classic Vacations®, Traveldoo®, VacationRentals.com and SilverRail™.

© 2019 Expedia, Inc. All rights reserved. Trademarks and logos are the property of their respective owners. CST: 2029030-50

Forward-looking statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements of management’s plans, expectations, objectives, projections, beliefs, intentions, goals and statements about the benefits of the transaction. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Expedia Group stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond Expedia Group’s control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, risks and important factors contained and identified in Expedia Group’s and Liberty Expedia’s filings with the SEC, such as their respective Periodic Reports on Form 8-K, Quarterly Reports on Forms 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements, the registration statement on Form S-4 (as amended) filed by Expedia Group and the proxy statement of Liberty Expedia with respect to the vote of its stockholders to approve the transactions (that was included as part of the Expedia Group registration statement on Form S-4).

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Expedia Group and Liberty Expedia Holdings do not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Press
For Expedia Group: Dave McNamee / dmcnamee@expediagroup.com

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